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                                                                EXHIBIT 23.1

                        Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the registration of options to purchase 460,000 shares of common stock and the registration of 460,000 shares of common stock under the 1997 stock incentive plan of ACT Networks, Inc. of our report dated July 29, 1997 with respect to the consolidated financial statements and schedule of ACT Networks, Inc. included in the Annual Report (Form 10-K) for the year ended June 30, 1997, filed with the Securities and Exchange Commission.


                                                 /s/ ERNST & YOUNG

                                                 ERNST & YOUNG

Woodland Hills, California
January 8, 1998